UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2004

WESTERN WIRELESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-28160	91-1638901

(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue S.E. Bellevue, Washington	98006

(Address of Principal Executive Offices)	(Zip Code)

(425) 586-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On August 24, 2004, Western Wireless Corporation (“Western Wireless”) entered into an underwriting agreement with Goldman, Sachs & Co., pursuant to which Western Wireless will issue and sell 8 million shares of its Class A common stock, no par value per share, to Goldman, Sachs & Co. The underwriting agreement between Western Wireless and Goldman, Sachs & Co. and an opinion of counsel related to the validity of the shares of Class A common stock to be issued in the offering are filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

1.	Underwriting Agreement, dated August 24, 2004, between Western Wireless Corporation and Goldman, Sachs & Co.

5.	Opinion of Preston Gates & Ellis LLP regarding the validity of the shares offered

23.	Consent of Preston Gates & Ellis LLP (included in Exhibit 5)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION (Registrant)

Date: August 27, 2004	By:	/s/ Jeffrey A. Christianson

Jeffrey A. Christianson
Senior Vice President and General Counsel